                                                                EXHIBIT 14.(a).1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on
Form S-8 (No. 333 13198, 333 - 120041, 333 - 120042) of ACS Motion Control Ltd.
of our report dated March 21, 2007 with respect to the consolidated financial statements of ACS Motion Control Ltd. included in this Form 20-F for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

                                           Kost Forer Gabbay & Kasierer
                                         A member of Ernst & Young Global

Haifa, Israel
March 21, 2007